BLUESPHERE SHARE SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of January 26, 2014 by and among Bluesphere Corporation, a company organized and existing under the laws of the State of Nevada (“BSC”), and Talya Levy Tytiun (the “Purchaser”).

Whereas, BSC has agreed to sell and the Purchaser has agreed to purchase shares of common stock of BSC (the “Shares”) subject to the terms and on the conditions set forth below.

Now, therefore, in consideration of the mutual premises and covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.	Sale and Purchase of Shares.

1.1          Sale of Shares. Subject to the terms and conditions hereof, BSC hereby issues and sells to the Purchaser and the Purchaser hereby purchases from BSC 1,739,130 Shares, based on a share price of $0.23 per share.

1.2          Purchase Price. The aggregate purchase price for the Shares is U.S. $400,000 (the “Purchase Price”), which shall be paid and delivered to BSC in immediately available funds in accordance with wiring instructions to be provided separately. It is acknowledged that $153,000 has been paid by Purchaser and received by BSC.

1.3          Securities Laws. The Purchaser acknowledges and understands that the offer and sale of the Shares were done in reliance on one or more exemptions from registration under the Securities Act of 1933, as amended (the “Act”) and, as such, the Shares are, until registered, subject to restrictions on resale. The Purchaser agrees to acquaint itself with such restrictions and abide by them and any other applicable law or regulation. The Purchaser further agrees and acknowledges that, until registration, the certificates representing the Securities shall contain a legend that states the restrictions applicable to resale of such shares.

1.4          Anti-dilution. On the date that is six months from the date hereof, the Purchaser shall receive that number of additional Shares as shall be required for Purchaser to have a 12.3 percent (12.3%) ownership stake in BSC on such date.

1.5          Guarantee. If the average price per Share based on the previous 45 day trading period on the first anniversary of this Agreement is less than the price per Share on the date hereof (i.e., $0.23 per share), BSC shall transfer to Purchaser such amount as is necessary to make Purchaser whole and reimburse her for any loss in her investment in BSC attributable to the difference in Share price.

2.	Acknowledgements and Agreements of the Purchaser.

Purchaser acknowledges, represents, warrants and agrees (as the case may be) that:

(a)	it is an accredited investor as that term is defined in Regulation D under the Act;

(b)	none of the Securities have been registered under the Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the Act (“Regulation S”), except pursuant to an effective registration statement under the Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable securities laws;

(c)	the decision to execute this Subscription Agreement and acquire the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of BSC and such decision is based entirely upon a review of any public information which has been filed by BSC with the Securities and Exchange Commission (the “SEC”) in compliance, or intended compliance, with applicable securities legislation;

(d)	the Purchaser and the Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from BSC in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about BSC;

(e)	the books and records of BSC were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Purchaser during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Purchaser, the Purchaser’s lawyer and/or advisor(s);

(f)	BSC is entitled to rely on the representations and warranties of the Purchaser contained in this Subscription Agreement and the Purchaser will hold harmless BSC from any loss or damage it or they may suffer as a result of any inaccuracy therein;

(g)	the Purchaser will indemnify and hold harmless BSC and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained in this Subscription Agreement or in any document furnished by the Purchaser to BSC in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchasers to BSC in connection therewith;

(h)	although the Securities are listed on the OTC BB, no representation has been made to the Purchaser that any of the Securities will become listed on any other stock exchange or automated dealer quotation system;

(i)	BSC will refuse to register any transfer of the Securities not made pursuant to an effective registration statement under the Act or an available exemption from the registration requirements of the Act and in accordance with any other applicable securities laws;

(j)	the Purchaser has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and BSC is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Purchaser is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions;

(k)	the Purchaser is purchasing the Securities as principal for investment only and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

(l)	the Purchaser is aware that an investment in BSC is speculative and involves certain risks, including the possible loss of the entire investment; and

(m)	the Purchaser has made an independent examination and investigation of an investment in the Securities and BSC and has depended on the advice of its legal and financial advisors and agrees that BSC will not be responsible in any way whatsoever for the Purchaser’s decision to invest in the Securities and BSC.

3.          Further Assurances. Each party hereto agrees to execute, on request, all other documents and instruments as the other party shall reasonably request, and to take any actions, which are reasonably required or desirable to carry out obligations imposed under, and affect the purposes of, this Agreement.

4.          Governing Law and Jurisdiction. This Agreement shall be governed by the substantive law of Israel, without application of any conflict of laws principle that would require the application of the law of any other jurisdiction.

5.          Entire Agreement. This Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to Purchaser’s investment of $400,000 in BSC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Blue Sphere Corporation

By: Shlomi Palas
Title: CEO

Talya Levy Tytiun

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